CHEUNG LABORATORIES, INC.


                            OMNIBUS STOCK OPTION PLAN


                                    ARTICLE I

                                     Purpose


                  The purpose of the Omnibus Stock Option Plan (the "Plan") is to enable Cheung Laboratories, Inc. (the "Company") to offer employees and directors of, and consultants to, the Company and its subsidiaries, options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's stockholders.


                                   ARTICLE II

                                   Definitions


                  For purposes of the Plan, the following terms shall have the following meanings:

                    2.1 "Award" shall mean an award under the Plan of any Stock Option.

                    2.2 "Board" shall mean the Board of Directors of the Company.

                    2.3 "Change of Control" shall mean the occurrence of any one of the following: (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which the Company or a Subsidiary is not the surviving corporation, (ii) the Company sells substantially all its assets to a purchaser other than a Subsidiary, or (iii) other than in a transaction that has been approved by the Board, shares of stock of the Company representing in excess of 50% of the total combined voting power of all outstanding classes of stock of the Company or Parent are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers.

                    2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    2.5 "Committee" shall mean the Compensation Committee of the Board consisting of two or more Directors of the Company. If the Board has not established a Compensation Committee, the Committee shall consist of the Board






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                    2.6  "Common  Stock"  shall  mean the Common stock, $.01 par value, of the Company.

                    2.7  "Consultant"   shall  mean  any  individual  who  is  a
consultant to the Company or a Subsidiary.

                    2.8 "Director" shall mean any individual who is a member of the Board or the Board of Directors of a Subsidiary.

                    2.9 "Disability" shall mean a disability that results in the termination of a Participant's employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

                    2.10 "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, the Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

                    2.11 "Incentive Stock Option" shall mean any Stock Option awarded under the Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                    2.12 "Non-Qualified Stock Option" shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

                    2.13 "Participant" shall mean an employee, Director or Consultant to whom an Award has been made pursuant to the Plan.

                    2.14 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                    2.15 "Subsidiary" shall mean any subsidiary of the Company, 80% or more of the voting stock of which is owned, directly or indirectly, by the Company.


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                    2.16  "Termination  for Cause" shall mean a  Termination  of
Employment that has been designated as a "termination for cause" pursuant to standard Company procedures.

                    2.17 "Termination of Employment" shall mean a termination of employment with, or service as a Director or Consultant of, the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.


                                   ARTICLE III

                                 Administration

                    3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

                    3.2 Awards. The Committee shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to persons eligible under
Article V. In particular, the Committee shall have the authority:

                           (a)      to  select the persons to whom Stock Options
may from time to time be granted hereunder;

                           (b)      to  determine  whether  and  to  what extent
Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more persons eligible to receive Awards under Article V;

                           (c)      to  determine the number of shares of Common
Stock to be covered by each such Award granted hereunder; and

                           (d)      to  determin e the terms and conditions, not
inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the term of the option, and any provision affecting the exercisability or acceleration of, any Award).

                    3.3 Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

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The  Committee  may correct any defect,  supply any  omission or  reconcile  any inconsistency in the Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

                    3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                Share Limitation


                    4.1 Shares. The maximum aggregate number of shares of Common Stock which may be issued under the Plan shall be 2,000,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

                    4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.



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                                    ARTICLE V

                                   Eligibility


                    5.1 Employees. Officers and other employees of the Company and its Subsidiaries are eligible to be granted Awards under the Plan.

                    5.2 Directors and Consultants. Directors and Consultants are eligible to be granted Awards under the Plan, provided that Directors and Consultants who are not employees of the Company or a Subsidiary may not be granted Incentive Stock Options.

                                   ARTICLE VI

                                  Stock Options


                    6.1 Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

                    6.2 Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

                    6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

                    6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:


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                           (a)      Stock  Option  Contract.   Each Stock Option
shall be evidenced by, and subject to the terms of, a Stock Option Contract executed by the Company and the Participant. The Stock Option Contract shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                           (b)      Option Price.  Subject to section (l) below,
the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant if the Stock Option is intended to be an Incentive Stock Option.

                           (c)       Option Term.  Subject to section (l) below,
the term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date it is granted.

                           (d)      Exercisability.    Stock  Options  shall  be
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

                           (e)      Method   of   Exercise.    Subject  to  such
installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price in such form as the Committee may accept and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or check acceptable to the Company or by any other consideration as the Committee deems acceptable. Unless otherwise determined by the Committee in its sole discretion at or after grant, if there is an established trading market in the Common Stock, payment in full or in part may be made in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances), based on the Fair Market Value of the Common Stock on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant. A Participant shall


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not be deemed  to be the  holder of  Common  Stock,  or to have the  rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such Participant.

                           (f)      Death.  If a Participant's employment by the
Company or a Subsidiary terminates by reason of death, unless otherwise determined by the Committee at the time of grant, any Stock Option held by such Participant which was exercisable at the date of death may be exercised by the legal representative of the Participant's estate at any time or times during the period beginning on the date of death and ending one year after the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable at the date of death shall be forfeited.

                           (g)      Disability.  If  a  Participant's employment
by the Company or a Subsidiary terminates by reason of Disability, unless otherwise determined by the Committee at the time of grant, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant at any time or times during the period beginning on the date of such termination and ending one year after the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                           (h)      Termination of Employment.   In the event of
a Termination of Employment by reason of retirement or for any reason other than death, Disability or Termination for Cause, unless otherwise determined by the Committee at the time of grant, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may be exercised by the Participant at any time or times during the period beginning on the date of such Termination of Employment and ending one month after such date or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited.

                           (i)      Termination for Cause.  In  the  event  of a
Termination for Cause, any Stock Option held by the Participant which was not exercised prior to the date of such Termination for Cause shall be forfeited.


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                           (j)      Change of Control.  The Committee shall have
the discretion to determine, with respect to each Award, whether the Option will contain a provision accelerating the vesting of the Option upon a Change of Control.

                           (k)      Incentive Stock Option Limitations.  To  the
extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                           Should  the  foregoing provisions not be necessary in
order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

                           (l)     Ten-Percent Stockholder Rule. Notwithstanding
any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.



                                   ARTICLE VII

                            Termination or Amendment


                    7.1 Termination or Amendment of the Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's stockholders, no amendment may be made that would (i) materially increase the aggregate number of shares of Common


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Stock that may be issued under the Plan  (except by  operation of Section  4.2);
(ii) materially modify the requirements as to eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to Participants.

                    7.2 Amendment of Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options having higher option prices.


                                  ARTICLE VIII

                                  Unfunded Plan


                    8.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               General Provisions


                    9.1 Nonassignment. Except as otherwise provided in the Plan, Awards made hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

                    9.2 Legend. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to the Company in writing that the Participant is acquiring the shares without a view to


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distribution  thereof.  The stock  certificates  representing  such  shares  may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                    All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                    9.3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                    9.4 No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant's employment at any time. Neither the Plan nor the grant of any Award hereunder shall give any Director or Consultant any right with respect to continued service as a director or consultant, nor shall the Plan impose any limitation on the right of the Company to terminate a Consultant's services at any time or constitute evidence of any agreement or understanding by the Company's stockholders that the Company will nominate any director for reelection.

                    9.5 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

                    9.6  Listing and Other Conditions.

                           (a)      If  the Common Stock is listed on a national
securities exchange, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange. The


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Company  shall have no  obligation  to issue such  shares  unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                           (b)      If  at any time counsel to the Company shall
be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                           (c)      Upon termination of any period of suspension
under this Section 9.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

                    9.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Utah.

                    9.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                    9.9 Liability of the Board and the Committee. No member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

                    9.10 Other Benefits. No payment pursuant to an Award under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.


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                    9.11 Costs. The Company shall bear all expenses  incurred in administering the Plan, including expenses of issuing Common Stock upon the exercise of Options granted.

                    9.12 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.


                    9.13 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

                    9.14 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.


                                    ARTICLE X

                      Effective Date of Plan and Amendments


                    10.1 The Plan as amended hereby shall be effective as of the earlier of (i) the date of first issuance of any Award under the Plan and (ii) the date of its approval by the Company's stockholders ("Stockholder Approval); provided, that any issuance of an Award prior to Stockholder Approval will be subject to Stockholder Approval being obtained within one year of the date of the Plan as amended hereby was approved by the Company's board of directors.


                                   ARTICLE XI

                                  Term of Plan


                    11.1 No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of its original approval by the Company's stockholders, but Awards granted prior to such tenth anniversary may extend beyond that date.

                    As adopted by the Board of Directors on January , 1998 and approved by the stockholders on _________, 1998.

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                                                  A True Copy.



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                                                  Secretary














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